   As filed with the Securities and Exchange Commission on September 30, 1997

                                                   Registration No. 33-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             -----------------------

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             -----------------------

                          MEDSTONE INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                                             66-0439440
(State or other jurisdiction of                              (I.R.S. Employer
 incorporation or organization)                              Identification No.)

                             100 COLUMBIA, SUITE 100
                       ALISO VIEJO, CALIFORNIA 92656-4114
                    (Address of principal executive offices)

                            1997 STOCK INCENTIVE PLAN
                            (Full title of the plan)

                                  MARK SELAWSKI
                             CHIEF FINANCIAL OFFICER
                             100 COLUMBIA, SUITE 100
                       ALISO VIEJO, CALIFORNIA 92656-4114
                     (Name and address of agent for service)

                                 (714) 448-7700
          (Telephone number, including area code, of agent for service)

                                   COPIES TO:
                               JON E. JENSEN, ESQ.
                             CALL, CLAYTON & JENSEN
                       610 NEWPORT CENTER DRIVE, SUITE 700
                         NEWPORT BEACH, CALIFORNIA 92660

                         CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------
                                            PROPOSED            PROPOSED MAXIMUM
TITLE OF SECURITIES        AMOUNT TO BE     MAXIMUM OFFERING    AGGREGATE OFFERING        AMOUNT OF
TO BE REGISTERED           REGISTERED       PRICE PER UNIT      PRICE                     REGISTRATION FEE
----------------------------------------------------------------------------------------------------------
Common Stock,              1,000,000        $10.00(2)           $10,000,000(2)            $3,030.30
$.004 par value            shares (1)
per share

(1) Pursuant to Rule 416, there are also being registered such additional securities as may be required for issuance pursuant to the anti-dilution provisions of the 1997 Stock Incentive Plan.



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(2)      Estimated solely for the purpose of computing the registration fee.
         Pursuant to Rule 457(c), the calculation of the registration fee is based on the average of the high and low prices of the registrant's Common Stock on September 16, 1997 as reported in the NASDAQ National Market System.

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents are incorporated herein by reference:

         a. The registrant's Annual Report on Form 10-K for its fiscal year ended December 31, 1996, filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         b. The registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997 and June 30, 1997 and all other reports filed pursuant to Section 13(a) of the Exchange Act since the end of the registrant's fiscal year ended December 31, 1996.

         c. The description of the registrant's Common Stock, par value $.004, contained in its Registration Statement on Form 8-A, dated May 5, 1988, filed under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         In addition, all documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 102 of the Delaware General Corporation Law permits a Delaware corporation to include in its certificate of incorporation a provision eliminating or limiting a director's personal liability to the corporation or its stockholders for monetary damages for breaches of fiduciary duty, including conduct which could be characterized as negligence or gross negligence. The Delaware General Corporation Law expressly provides, however, that the liability for breaches of the duty of loyalty, acts or omissions not in good faith or involving intentional misconduct or knowing violation of the law, the unlawful purchase or redemption of stock or payment of unlawful dividends or the receipt of improper personal benefits cannot be eliminated or limited in this manner. The Delaware General Corporation Law further provides that no such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective. On October 5, 1987, the registrant filed an amendment to its Certificate of Incorporation which provides that a director shall not be personally liable to the registrant or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the Delaware General Corporation Law.


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

         Section 145 of the Delaware General Corporation Law makes provision for the indemnification of officers, directors, employees and agents against expenses, judgments, fines, settlements and other amounts incurred in connection with any proceeding arising by reason of the fact that such person is or was an officer, director, employee or agent of the corporation. Article IX of the registrant's bylaws provide that the registrant shall have power to indemnify its officers, directors, employees and agents to the fullest extent permitted by
Section 145 or any applicable provisions of the Delaware General Corporation Law and Delaware law. Article IX of the Bylaws, and agreements which the registrant has entered into with its directors and certain officers, also provide that, subject to certain limitations, such individuals shall be indemnified by the registrant in connection with their serving the registrant against expenses, judgments, fines, settlements and other amounts to the fullest extent permitted by applicable laws.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         Item Number as per Item 601 of Regulation S-K

         3.1      Certificate of Incorporation of the Company, as amended(1)

         3.2      Bylaws of the Company, as amended(2)

         5.1 Opinion re legality of Call, Clayton & Jensen, a Professional Corporation.

         10.29    1997 Stock Incentive Plan(3)

         23.1 Consent of Call, Clayton & Jensen, a Professional Corporation (included in Exhibit 5.1)

         23.2     Consent of Ernst & Young LLP

------------------------------------------

         (1) Previously filed with the same exhibit number with the Company's Registration Statement on Form S-1 under the Securities Act of 1933, Reg. No. 33-16340, and with the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1988, and incorporated herein by reference.

         (2) Previously filed with the same exhibit number with the Company's Registration Statement on Form S-1 under the Securities Act of 1933, Reg. No. 33-16340, and incorporated herein by reference.

         (3) Previously filed with the same exhibit number with the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997, as amended, and incorporated herein by reference. Compensatory plan or arrangement

ITEM 9.  UNDERTAKINGS.

(a)      The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;


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

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs a(1)(i) and a(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities At of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Aliso Viejo, State of California, on September 16, 1997.


                                       MEDSTONE INTERNATIONAL, INC.,
                                       a Delaware corporation
                                       (Registrant)




                                       By /s/ Mark Selawski
                                          --------------------------------
                                       Mark Selawski, Chief Financial Officer


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.


   SIGNATURE                                TITLE                               DATE

/s/ David V. Radlinski              Chief Executive Officer                     September 16, 1997
-------------------------           (Principal Executive Officer)
David V. Radlinski                  and Chairman of the Board

/s/ Mark Selawski                   Chief Financial Officer                     September 16, 1997
-------------------------           and Secretary (Principal Financial
Mark Selawski                       Officer and Principal Accounting
                                    Officer)

/s/ Donald J. Regan
-------------------------           Director                                    September 16, 1997
Donald J. Regan

/s/ Frank R. Pope
-------------------------           Director                                    September 16, 1997
Frank R. Pope

/s/ Michael C. Tibbitts
-------------------------           Director                                    September 16, 1997
Michael C. Tibbitts

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                                  EXHIBIT INDEX



NUMBER            DESCRIPTION                                                                              PAGE NO.
------            -----------                                                                              --------
3.1      Certificate of Incorporation of the Company, as amended(1)

3.2      Bylaws of the Company, as amended(2)

5.1      Opinion re legality of Call, Clayton & Jensen, a Professional Corporation.

10.29    1997 Stock Incentive Plan(3)

23.1     Consent of Call, Clayton & Jensen, a Professional Corporation. (included in Exhibit 5.1)

23.2     Consent of Ernst & Young LLP

--------------------

         (1) Previously filed with the same exhibit number with the Company's Registration Statement on Form s-1 under the Securities Act of 1933, Reg. No. 33-16340, and with the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1988, and incorporated herein by reference.

         (2) Previously filed with the same exhibit number with the Company's Registration Statement on Form s-1 under the Securities Act of 1933, Reg. No. 33-16340, and incorporated herein by reference.

         (3) Previously filed with the same exhibit number with the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997, as amended, and incorporated herein by reference. Compensatory plan or arrangement


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